                             WORLD OF SCIENCE, INC.,
                                 AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                   (UNAUDITED)

                                                           THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                           ------------------                      ----------------
                                                      JULY 29,          JULY 31,             JULY 29,          JULY 31,
                                                        2000              1999                 2000              1999
                                                     ------------     -------------        -------------      ------------
NET SALES                                          $       8,034    $        9,074       $       15,328     $     17,913

COST OF SALES AND OCCUPANCY EXPENSES                       7,694             8,004               14,982           15,479
                                                   --------------   ---------------      ---------------   ---------------
            GROSS PROFIT                                     340             1,070                  346            2,434

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                 3,513             4,226                7,004            8,206
                                                   --------------   ---------------      ---------------   ---------------

                  OPERATING LOSS                          (3,173)           (3,156)              (6,658)          (5,772)

INTEREST EXPENSE, NET                                        208               118                  317              124
                                                   --------------   ---------------      ---------------   ---------------

LOSS BEFORE INCOME TAXES                                  (3,381)           (3,274)              (6,975)          (5,896)

INCOME TAX BENEFIT                                        (1,353)           (1,309)              (2,790)          (2,358)
                                                   --------------   ---------------      ---------------   ---------------

NET LOSS                                           $      (2,028)   $       (1,965)      $       (4,185)    $     (3,538)
                                                   ==============   ===============      ===============   ===============

NET LOSS PER SHARE (BASIC)                         $       (0.43)   $        (0.41)      $        (0.88)    $      (0.74)
                                                   ==============   ===============      ===============   ===============

NET LOSS PER SHARE (DILUTED)                       $       (0.43)   $        (0.41)      $        (0.88)    $      (0.74)
                                                   ==============   ===============      ===============   ===============

        WEIGHTED AVERAGE SHARES (BASIC)                    4,736             4,760                4,749             4,761
        WEIGHTED AVERAGE SHARES (DILUTED)                  4,736             4,760                4,749             4,761

      See accompanying notes to condensed consolidated financial statements

                             WORLD OF SCIENCE, INC.
                                 AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                                           JULY 29,          JANUARY 29,          JULY 31,
                                                             2000               2000                1999
                                                         (UNAUDITED)         (AUDITED)          (UNAUDITED)
                                                        ---------------     -------------       --------------
CURRENT ASSETS:
   CASH AND CASH EQUIVALENTS                            $           68      $      1,572        $         309
   ACCOUNTS RECEIVABLE                                              96               217                  330
   INVENTORIES                                                  13,025            11,804               16,563
   PREPAID EXPENSES AND OTHER CURRENT ASSETS                       698               612                  960
   TAXES RECEIVABLE                                              3,118             1,266                2,422
   DEFERRED INCOME TAXES                                           747               747                  664
                                                        ---------------     -------------       --------------
                    TOTAL CURRENT ASSETS                        17,752            16,218               21,248

PROPERTY, EQUIPMENT AND
   LEASEHOLD IMPROVEMENTS, NET                                   9,394            10,281               10,766

DEFERRED INCOME TAXES                                            1,262             1,262                  872
                                                        ---------------     -------------       --------------

TOTAL ASSETS                                            $       28,408      $     27,761        $      32,886
                                                        ===============     =============       ==============

CURRENT LIABILITIES:
   LINE OF CREDIT                                       $        7,532      $      4,678        $       9,340
   CURRENT INSTALLMENTS OF OBLIGATIONS
       UNDER CAPITAL LEASES                                        100               122                  120
   ACCOUNTS PAYABLE                                              4,028             1,904                3,430
   ACCRUED EXPENSES                                                622               867                  619
                                                        ---------------     -------------       --------------
                 TOTAL CURRENT LIABILITIES                      12,282             7,571               13,509

OBLIGATIONS UNDER CAPITAL LEASES, EXCLUDING
   CURRENT INSTALLMENTS                                             36                75                  136
ACCRUED OCCUPANCY EXPENSE                                          997               837                  967
                                                        ---------------     -------------       --------------

TOTAL LIABILITIES                                               13,315             8,483               14,612
                                                        ---------------     -------------       --------------

STOCKHOLDERS' EQUITY:
   PREFERRED STOCK, $.01 PAR VALUE
     AUTHORIZED 5,000,000 SHARES;
     NO SHARES ISSUED AND OUTSTANDING
   COMMON STOCK, $.01 PAR VALUE
     AUTHORIZED 10,000,000 SHARES;
     ISSUED 5,079,955 SHARES AT 7/29/2000,
         1/29/00, AND  7/31/99                                      51                51                   51
   ADDITIONAL PAID-IN CAPITAL                                   11,398            11,398               11,398
   RETAINED EARNINGS                                             4,337             8,522                7,486
                                                        ---------------     -------------       --------------
       TOTAL CAPITAL AND RETAINED EARNINGS                      15,786            19,971               18,935
       LESS: TREASURY STOCK, AT COST                              (693)             (693)                (661)
                                                        ---------------     -------------       --------------
                 TOTAL STOCKHOLDERS' EQUITY                     15,093            19,278               18,274
                                                        ---------------     -------------       --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $       28,408      $     27,761        $      32,886
                                                        ===============     =============       ==============

      See accompanying notes to condensed consolidated financial statements

                             WORLD OF SCIENCE, INC.
                                 AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                  ------------------                 ----------------
                                                                JULY 29,         JULY 31,          JULY 29,       JULY 31,
                                                                 2000             1999              2000            1999
                                                             -------------    -------------     ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   NET LOSS                                                  $     (2,028)    $     (1,965)     $    (4,185)    $    (3,538)
   ADJUSTMENTS TO RECONCILE NET LOSS TO
      NET CASH USED IN OPERATING ACTIVITIES:
      DEPRECIATION AND AMORTIZATION                                   464              462              927             900
      CHANGE IN ASSETS AND LIABILITIES:
         (INCREASE) DECREASE IN:
              ACCOUNTS RECEIVABLE                                      61              (90)             121             113
              INVENTORIES                                          (1,532)          (3,728)          (1,221)         (6,338)
              PREPAID EXPENSES AND OTHER
                  CURRENT ASSETS                                      (33)              79             (160)           (308)
              TAXES RECEIVABLE                                     (1,322)          (1,374)          (1,852)         (2,423)
         (DECREASE) INCREASE IN:
              ACCOUNTS PAYABLE                                      1,962            1,188            2,198           2,155
              ACCRUED EXPENSES                                       (110)            (195)            (103)            (28)
              INCOME TAXES PAYABLE                                                     (15)                          (1,245)
              ACCRUED OCCUPANCY EXPENSE                                 6               29               18              56
                                                             -------------    -------------     ------------    -----------
      NET CASH USED IN OPERATING ACTIVITIES:                       (2,532)          (5,609)          (4,257)        (10,656)
                                                             -------------    -------------     ------------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES--
   CAPITAL EXPENDITURES, NET                                          (40)            (784)             (40)         (1,831)
                                                             -------------    -------------     ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   PURCHASE OF TREASURY STOCK                                                          (11)                             (11)
   PROCEEDS FROM ADVANCES ON LINE OF CREDIT                         2,599            6,655            2,854           9,340
   PRINCIPAL PAYMENTS ON LONG-TERM DEBT
   PRINCIPAL PAYMENTS ON CAPITAL LEASES                               (30)             (29)             (61)            (76)
                                                             -------------    -------------     ------------    -----------
NET CASH PROVIDED BY INVESTING ACTIVITIES                           2,569            6,615            2,793           9,253
                                                             -------------    -------------     ------------    -----------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                   (3)             222           (1,504)         (3,234)

CASH AND CASH EQUIVALENTS:
   BEGINNING OF PERIOD                                                 71               87            1,572           3,543
                                                             -------------    -------------     ------------    -----------
   END OF PERIOD                                             $         68     $        309      $        68     $       309
                                                             =============   ==============    =============   =============

CASH PAID DURING PERIOD FOR:
   INTEREST                                                  $        213     $         55      $       321     $        76
   INCOME TAXES                                              $         20     $         15      $        30     $     1,245
                                                             =============   ==============    =============   =============
NONCASH INVESTING AND FINANCING ACTIVITY:
   ACQUISITION OF EQUIPMENT UNDER A CAPITAL LEASE            $          -     $          -      $         -     $       157
                                                             =============   ==============    =============   =============

      See accompanying notes to condensed consolidated financial statements

                             WORLD OF SCIENCE, INC.
                                 AND SUBSIDIARY
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                    UNAUDITED

NOTE 1. - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements and are subject to year-end adjustments. However, in the opinion of management, all known adjustments (which consist primarily of normal recurring accruals) have been made to present fairly the financial position and operating results for the unaudited periods. This financial information should be read in conjunction with the audited financial statements and notes thereto included in the Company's Form 10-K as most recently filed with the Securities and Exchange Commission.

Due to the seasonal nature of the Company's business, results for the first six months of fiscal 2000 are not necessarily indicative of the results to be expected for the full fiscal year ending February 3, 2001.